10f-3 REPORT

SB Capital and Income Fund

July 1, 2003 to December 31, 2003


Issuer: Citadel Broadcasting Corp
Trade Date: 7/31/2003
Selling Dealer: Goldman Sachs
Amount: 31,300.00
Price: 19.00
% Received by Fund: 0.14%
% of Issue (1): 1.39% A


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases by other affiliated mutual funds and discretionary
    accounts in the amount of   273,480.00

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Goldman Sachs & Co
Credit Suisse First Boston Corp

Co-Managers (s):
Bear Stearns & Co Inc
Citigroup
Deutsche Bank Securities Inc
JP Morgan
Merrill Lynch & Co
Wachovia Securities Inc

Selling Group:
AG Edwards & Sons Inc
Allen & Co
Banc of America Securities LLC
Scotia Capital Inc



Issuer:  Digitalnet Holdings Inc
Trade Date:  10/10/2003
Selling Dealer: UBS
Amount:  900.00
Price:   17.00
% Received by Fund: 0.02%
% of Issue (1): 0.15% B


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases by other affiliated mutual funds and discretionary
    accounts in the amount of    6,600.00

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Citigroup
UBS

Selling Group:
Blaylock & Partners
Friedman Billings Ramsey & Co Inc
Jefferies & Co

Co-Lead Manager(s):
Legg Mason Wood Walker
Raymond James Bank FSB



Issuer: China Life Insurance Co.
Trade Date: 12/12/2003
Selling Dealer: CS First Boston
Amount: 32,000.00
Price: 18.68
% Received by Fund: 0.02%
% of Issue (1): 4.55% C

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
C - Includes purchases by other affiliated mutual funds and discretionary
    accounts in the amount of   6,955,200.00



10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
China International Capital Corp
Citigroup
Credit Suisse First Boston Corp
Deutsche Bank Securities Inc

Co-Managers (s):
China International Capital Corp
Lehman Brothers



Issuer:  Interpublic Group of Companies Inc.
Trade Date: 12/16/2003
Selling Dealer: UBS
Amount:  50,000.00
Price:  13.50
% Received by Fund: 0.22%
% of Issue (1): 0.22% D


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
D - Includes purchases by other affiliated mutual funds and discretionary
    accounts in the amount of   0.00

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Citigroup
JP Morgan
UBS

Co-Managers (s):
Banc of America Securities LLC
Barclays Capital
HSBC
ING Financial Markets
McDonald Investments Inc
Morgan Stanley